                                                                     EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our reports dated November 4, 1996 with respect to the consolidated financial statements and schedule of U.S. Robotics Corporation and Subsidiaries, included in Annual Report on Form 10-K for the year ended September 29, 1996. We consent to the incorporation by reference of said reports in the Registration Statements on Form S-8 (Nos. 33-89698, 33-89700, 33-89702, 33-97632, 33-98782 and 333-10955) and in the Registration Statements
on Form S-3 (Nos. 33-86856, 33-98758 and 33-33666).


/s/ GRANT THORNTON LLP

Grant Thornton LLP


Chicago, Illinois
December 27, 1996